Exhibit 99.20

FIRST AMENDMENT
TO INTERCREDITOR AGREEMENT

This FIRST AMENDMENT, dated as of               , 2003 (this “Amendment”), among U.S. BANK TRUST NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company of Connecticut, National Association) not in its individual capacity, but solely as Trustee under the Northwest Airlines Pass Through Trust 2001-2A, Northwest Airlines Pass Through Trust 2001-2B (collectively, the “Senior Trustees”), and under the Northwest Airlines Pass Through Trust 2003-1 (the “2003-1 Trustee” and together with the Senior Trustees, the “Trustees”), CDC FINANCE – CDC IXIS, as Class A and Class B Primary Liquidity Provider (the “Primary Liquidity Provider”), CDC FINANCIAL PRODUCTS INC., as Class A and Class B Above-Cap Liquidity Provider (the “Above-Cap Liquidity Provider” and together with the Primary Liquidity Provider, the “Liquidity Providers”), and U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company), not in its individual capacity, but solely as Subordination Agent and trustee under the Intercreditor Agreement referred to below (in such capacity, together with any successor appointed pursuant to Article VIII of such Intercreditor Agreement, the “Subordination Agent”).

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Intercreditor Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Senior Trustees, the Liquidity Providers and the Subordination Agent have previously entered into the Intercreditor Agreement, dated as of July 5, 2001 (the “Intercreditor Agreement”);

WHEREAS, as of the date hereof, Northwest Airlines Pass Through Trust 2003-1 will be created to hold, among other things, the Series C Equipment Notes;

WHEREAS, Northwest Airlines Pass Through Trust 2003-1 will issue pass through certificates designated as “   % Class D Pass Through Certificates, Series 2003-1” (the “Class C Certificates”) pursuant to a Pass Through Trust Agreement dated as of June 3, 1999 among U.S. Bank Trust National Association (as successor pass through trustee), Northwest Airlines, Inc. and Northwest Airlines Corporation, as supplemented by Trust Supplement 2003-1 dated as of the date hereof;

WHEREAS, in connection with the issuance of the Class C Certificates, the parties hereto wish to amend the Intercreditor Agreement, and the 2003-1 Trustee wishes to join as a party to the Intercreditor Agreement;

WHEREAS, the effectiveness of this Amendment is conditioned upon, among other things, the consummation of the exchange offers contemplated by the Prospectus of Northwest Airlines, Inc. dated                    , 2003 (the “Exchange Offers”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

JOINDER OF 2003-1 TRUSTEE

Section 1.1.                                   Joinder of 2003-1 Trustee.   On the terms and subject to the conditions set forth in this Amendment, the 2003-1 Trustee hereby: (i) agrees to be, and by its execution of this Amendment, hereby is, added as a party to the Intercreditor Agreement and bound by the terms thereof, and (ii) agrees to comply with the terms and conditions of the Intercreditor Agreement applicable to it, each as if it were an original signatory thereto.

ARTICLE II

AMENDMENTS TO DEFINITIONS

Section 2.1.                                   Certain Definitions.   Section 1.1 of the Intercreditor Agreement is hereby amended as follows:

(a)                                         the term “Adjusted Expected Distributions” is amended to read as follows:

“Adjusted Expected Distributions” means with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) the amount of accrued and unpaid interest on the outstanding Pool Balance of such Certificates (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) (excluding interest, if any, payable with respect to the Deposits related to such Trust) plus (y) the greater of:

(A)                                     the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, $             in the case of the Class C Certificates and the original aggregate face amount of the Certificates of such Trust in the case of each of the other Certificates) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes except to the extent monies are received as a result of such Acceleration) and has been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust which have been sold pursuant to the terms hereof have been paid in full and such payments have been distributed to the holders of such Certificates but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust) and

(B)                                     the amount, if any, by which (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, exceeds (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, (x) until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) above shall not be applicable and (y) in the case of the Class C Certificates, clause (B) above shall not be applicable.

For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Adjusted Expected Distributions.

(b)                                        the term “Certificate” is amended to read as follows:

“Certificate” means a Class A Certificate, a Class B Certificate or a Class C Certificate, as applicable.

(c)                                        the term “Class C Certificates” is amended to read as follows:

“Class C Certificates” means the    % Class D Pass Through Certificates, Series 2003-1 issued by the Class C Trust, substantially in the form of Exhibit A-1 to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing fractional undivided interests in the Class C Trust (other than Excess Interest and investment income on such Excess Interest), and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement.

(d)                                        the term “Class C Trust” is amended to read as follows:

“Class C Trust” means the Northwest Airlines Pass Through Trust 2003-1 created and administered pursuant to the Class C Trust Agreement.

(e)                                        the term “Class C Trust Agreement” is added in alphabetical order reading as follows:

“Class C Trust Agreement” means the Basic Agreement, as supplemented by Trust Supplement No. 2003-1 thereto, governing the creation and administration of Northwest Airlines Pass Through Trust 2003-1 and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(f)                                          the term “Equipment Notes” is amended to read as follows:

“Equipment Notes” means, at any time, the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

(g)                                        the term “Excess Interest” is added in alphabetical order reading as follows:

“Excess Interest” means any interest payments received by the Class C Trust in respect to any property of the Class C Trust in excess of         % per annum, calculated on the basis of a 360 day year consisting of twelve 30 day months.

(h)                                        the term “Expected Distributions” is amended to read as follows:

“Expected Distributions” means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on the outstanding Pool Balance of such Certificates (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) (excluding interest, if any, payable with respect to the Deposits related to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, $               in the case of the Class C Certificates and the original aggregate face amount of the Certificates of such Trust in the case of each of the other Certificates) and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, Accelerationor otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to this Agreement has been paid in full and such payments have been distributed to the Certificateholders, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).  For purposes of calculating Expected Distributions with respect to the certificate of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

(i)                                           the term “Final Distributions” is amended to read as follows:

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (a) the aggregate amount of all accrued and unpaid interest on the outstanding Pool Balance of such Certificates (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (b) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, $              in the case of the Class C Certificates and the original aggregate face amount of the Certificates of such Trust in the case of each of the other Certificates) (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement).  For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

(j)                                           the term “Final Legal Distribution Date” is amended to read as follows:

“Final Legal Distribution Date” means, for the Class A Certificates, February 6, 2015, for the Class B Certificates, February 6, 2013, and for the Class C Certificates, April 1, 2009.

(k)                                        the term “Pool Balance” is amended to read as follows:

“Pool Balance” means, with respect to each Trust (other than the Class C Trust) or the Certificates issued by any Trust (other than the Class C Trust), as of any date, (i) the original aggregate face amount of the Certificates of such Trust, less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Additional Payment thereon or reimbursement of any costs and expenses in connection therewith.  The Pool Balance for the Class C Trust (or the Class C Certificates), means, as of any date, (x) the original aggregate amount of all of the Series C Equipment Notes acquired by the Class C Trust on or prior to such date less (y) the aggregate amount of all payments made to the holders of the Class C Certificates in respect of the Series C Equipment Notes other than payments made in respect of interest or Additional Payment thereon or reimbursement of any costs and expenses in connection therewith.  The Pool Balance for each Trust or the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

(l)                                           the term “PTC Event of Default” is amended to read as follows:

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the Certificates of the applicable Trust on the Final Legal Distribution Date for such Class, or (ii) interest due on the outstanding Pool Balance of such Certificates on any Distribution Date (unless, in the case of the Class A or Class B Certificate, the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Primary Liquidity Facility or a withdrawal from any Above-Cap Account, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

(m)                                   the term “Series C Equipment Notes” is amended to read as follows:

“Series C Equipment Notes” means the Series C Equipment Notes issued pursuant to each Indenture by Northwest and authenticated by the Loan Trustee thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

(n)                                        clause (iii) of the definition “Stated Interest Rate” is added as follows:

“, and (iii)  with respect to the Class C Certificates,                 % per annum (calculated on the basis of a year of 360 days and actual days elapsed during the period which interest accrues).”

(o)                                       the term “Trust” is amended to read as follows:

“Trust” means any of the Class A Trust, the Class B Trust or the Class C Trust.

(p)                                        the term “Trust Agreement” is amended to read as follows:

“Trust Agreement” means any of the Class A Trust Agreement, the Class B Trust Agreement or the Class C Trust Agreement.

(q)                                        the term “Trustee” is amended to read as follows:

“Trustee” means any of the Class A Trustee, the Class B Trustee or the Class C Trustee.

ARTICLE III

AMENDMENTS TO ARTICLE II AND ARTICLE III

Section 3.1.                                   Amendments to ARTICLE II.

(a)                                         Section 2.4(b)(i) is amended by renumbering clauses “eighth” and “ninth” to clauses “ninth” and “tenth” and inserting the following new clause eighth:

“eighth, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;”

(b)                                        the last sentence of Section 2.4(b)(i) is amended to read as follows:

“For the purposes of this Section 2.4(b)(i), clause (x) of the definition of “Expected Distributions” shall be deemed to read as follows: “(x) accrued, due and unpaid interest on the outstanding Pool Balance of such Certificates excluding interest, if any, payable with respect to the Deposits related to such Trust”.

(c)                                        clause (i) of Section 2.6(a) is amended to read as follows:

“(i) in taking, or refraining from taking, any action with respect to such Indenture or the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes having the right to vote on such matters under such Indenture (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees of Trusts for which the related Trust Properties include, in the aggregate, such a majority of outstanding principal amount of Equipment Notes), and”

(d)                                        The first sentence of Section 2.6(b) is amended by relettering the clauses “(y)” and “(z)” as clauses “(x)” and “(y)” and inserting the following phrase at the end of clause (y):

“and thereafter (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee”.

Section 3.2.                                   Amendments to ARTICLE III.

(a)                                         Section 3.1(a) is amended by renumbering the clauses “(iii)” and “(iv)” as clauses “(iv)” and “(v)” and inserting the following new clause (iii):

“(iii)  With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause “eighth” of Section 2.4(b) or Section 3.2, as the case may be, hereof;”

(b)                                        Section 3.1(b) is amended by renumbering the clauses “(iii)” and “(iv)” as clauses “(iv)” and “(v)” and inserting the following new clause (iii):

“(iii)                           With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses “first” (relating to reimbursement of payments made by such Trustee) and “tenth” of Section 3.3 hereof;”

(c)                                        The second sentence of Section 3.1(f) is amended to read as follows:

“In such event, the Subordination Agent shall make distributions pursuant to clause “first” through “tenth” of Section 3.2 and clauses “first” through “eleventh” of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.”

(d)                                        Section 3.2 is amended by renumbering clauses “eighth,” “ninth” and “tenth” to clause “ninth,” “tenth” and “eleventh” and inserting the following new clause eighth:

“eighth, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;”

(e)                                        Section 3.3 is amended by renumbering clauses “tenth” and “eleventh” to clause “eleventh” and “twelfth” and inserting the following new clause tenth:

“tenth, such amount as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;”

ARTICLE IV

GENERAL

Section 4.1.                                   Effectiveness; Termination.

(a)                                      This Amendment is entered into pursuant to and consistent with Section 9.1 of the Intercreditor Agreement.

(b)                                        This Amendment shall become effective and binding on the Trustees, the Liquidity Providers and the Subordination Agent upon the execution and delivery by the parties to this Amendment; provided, however, that this Amendment shall not become effective unless and until the consummation of the Exchange Offers.

Section 4.2.                                   Miscellaneous.

(a)                                         Each Liquidity Provider, by its execution and delivery of this Amendment, confirms that all of its obligations under the Intercreditor Agreement and the Liquidity Facilities provided by such Liquidity Providers remain unchanged and in full force and effect.

(b)          Except as amended hereby, the provisions of the Intercreditor Agreement are unchanged and shall remain in full force and effect.

(c)                                        Each party hereto agrees to execute and deliver all such further agreements or documents, if any, as shall be necessary to give effect to the provisions of this Amendment.

(d)                                        This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(e)                                        This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(f)                                          On and after the date on which this Amendment becomes effective, each reference in the Intercreditor Agreement or in any other Operative Agreement to the “Intercreditor Agreement” shall be deemed to refer and be a reference to the Intercreditor Agreement as amended by this Amendment unless the context otherwise requires.

(g)                                        Section titles are for descriptive purposes only and shall not control or alter the meaning of this Amendment as set forth in the text.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Amendment has been made and delivered in the City of New York, and this Amendment has become effective only upon such execution and delivery.

U.S. BANK TRUST NATIONAL ASSOCIATION
(as successor to State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity but solely as Trustee for each of the Trusts

By:
Name:
Title:

CDC FINANCE — CDC IXIS, as Primary Liquidity Provider

By:
Name:
Title:

CDC FINANCIAL PRODUCTS INC., as Above-Cap Liquidity Provider

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company), not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and trustee

By:
Name:
Title: